Exhibit 10.35
Summary of Compensation for Non-Employee Directors
Effective January 1, 2008

Annual Board Retainer	$ 50,000
Board Meeting Fee	$ 1,500 per meeting attended
Committee Chair Annual Retainer
Audit/Compensation	$ 15,000
Committee Chair Annual Retainer
Other Committees	$ 5,000
Committee Meeting Fee	$ 1,500 per meeting attended
Annual Equity Grant (1)	$ 125,000

(1)  Granted in the form of Restricted Stock Units effective January 24,2008.  Each director received 3,750 Restricted Stock Units which will vest in full on December 31, 2008.